As filed with the Securities and Exchange Commission on February 1, 1999

                                                Registration No. 333-

The Section 10(a) Prospectus Under This Registration Statement Is A Combined Prospectus Which Also Relates To Registration Statements No. 33-33312 and 33-54753.


                     SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549-1004

                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                           PITTWAY CORPORATION
          (Exact Name of Registrant as Specified in its Charter)

        Delaware                                      13-5616408
(State of Incorporation)                 (I.R.S. Employer Identification No.)

200 South Wacker Drive, Suite 700, Chicago, Illinois             60606-5802
(Address of Principal Executive Offices)                         (Zip Code)


                PITTWAY CORPORATION 1990 STOCK AWARDS PLAN
                         (Full Title of the Plan)

                            James F. Vondrak
                           PITTWAY CORPORATION
                          200 South Wacker Drive
                       Chicago, Illinois 60606-5802
                  (Name and Address of Agent for Service)

                              312/831-4119
      (Telephone Number, Including Area Code, of Agent for Service)

                         ______________________

                                    CALCULATION OF REGISTRATION FEE

===========================================================================================
        Title of                 Amount         Proposed          Proposed
       Securities                to be          Maximum           Maximum         Amount of
         to be                 Registered    Offering Price  Aggregate Offering  Registration
       Registered               (1),(2)      Per Share (3)        Price(3)           Fee
_________________________   _______________  ______________  __________________  ____________
Class A Stock, of the Par
Value of $1.00 Per Share    3,400,000 shs.       $27.75         $94,350,000       $26,229.30


Common Stock, of the Par
Value of $1.00 Per Share    3,400,000 shs.(4)      None              None            None

(1) Pursuant to Rule 416(a), this Registration Statement shall be deemed to cover any additional shares of Class A Stock or Common Stock issuable pursuant to the antidilution provisions of the Plan.
(2) A total of 3,000,000 shares of Class A Stock (adjusted for splits) was previously registered, and a total of $10,050.69 in fees was previously paid, with earlier registration statements.
(3) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, on the basis of the average of the high and low prices of Class A Stock on January 29, 1999 as set forth in the New York Stock Exchange -- Composite Transactions.
(4) These are shares of Common Stock into which the shares of Class A Stock being registered herein may be changed in accordance with the Registrant's Restated Certificate of Incorporation, as amended.



INCORPORATION BY REFERENCE OF EARLIER FORM S-8 REGISTRATION STATEMENTS

Pittway Corporation ("Registrant" or the "Company") has earlier filed two registration statements on Form S-8 (Registration Nos. 33-33312 and 33-54753) relating to the Pittway Corporation 1990 Stock Awards Plan (the "Earlier Registration Statements"). This Registration Statement registers additional shares for offering pursuant to such Plan. Subject to the final paragraph of Item 3 of Part II of this Registration Statement, the contents of the Earlier Registration Statements are incorporated herein by reference.




                                PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is contained in documents sent or given to award holders as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act"). Such documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the Section 10(a) prospectus.




                               PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission are incorporated, as of their respective dates, in this Registration Statement by reference:

		(a) 	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

		(b)	All other reports filed by the Company pursuant to Section 13(a)
or 15(d) of the Securities Exchange Act of 1934 since December 31,
1997.

		(c) 	The description of the Class A Stock and Common Stock contained in the Registration Statement of the Company (then known as Standard
Shares, Inc.) on Form 8-A dated October 18, 1989, including any amendment or report (including any subsequent Form 8-A) filed for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Any statement contained in this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in the original Section 10(a) prospectus (as regards any statement in any previously filed document incorporated by reference herein), or a statement in any subsequently filed document that is also incorporated by reference herein or a statement in any subsequent
Section 10(a) prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.

Not applicable.


Item 5.   Interests of Named Experts and Counsel.

Not applicable.


Item 6.   Indemnification of Directors, Officers and Controlling Persons.

Elimination of Liability in Certain Circumstances

Article Sixth, Section 4, of the registrant's Restated Certificate of Incorporation, as amended, provides, subject to limited exceptions, that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will not adversely affect any right or protection of a director of the registrant existing at the time of such repeal or modification.

Indemnification and Insurance

Under certain provisions of the Delaware General Corporation Law, the registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by him or her in connection with such action, suit or proceeding; except that under such provisions indemnification relating to a derivative action or suit is limited to expenses reasonably incurred in connection with the defense or settlement thereof. To be eligible for indemnification under such provisions as to a particular action, suit or proceeding (or claim, issue or matter therein), a director, officer, employee or agent must either be successful in his or her defense thereof (in which event indemnification against related expenses is mandatory) or must meet certain statutory standards (generally, that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful). The indemnification provided by such provisions does not exclude any other rights to which a person seeking indemnification may otherwise be entitled.

Article Sixth, Section 2, of the registrant's Restated Certificate of Incorporation, as amended, provides that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the registrant) by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the registrant or (ii) is or was serving, at the request of the registrant, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the registrant to the fullest extent permitted by law, against all expenses (including attorneys' fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by him or her in connection with such action, act or proceeding. Article Sixth, Section 2, provides that such indemnification shall continue as to any such person who has ceased to be a director, officer, employee or agent of the registrant and shall inure to the benefit of his or her heirs, executors, administrators and personal administrators. Article Sixth, Section 2, provides that the rights conferred thereunder shall not be exclusive of any other right to which any person may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

The Company maintains a liability insurance policy which, subject to various exclusions and deductibles and subject to annual renewal and certain rights of the insurer to terminate, covers its directors and officers (and the registrant's indemnification obligations to them) to an aggregate maximum of $25 million of coverage against claims made during the policy period relating to certain civil liabilities, including liabilities under the Securities Act of 1933.


Item 7.   Exemption from Registration Claimed.

Not applicable.


Item 8.   Exhibits.

The Exhibits filed herewith are specified on the Index to Exhibits at page 8 hereof.


 Item 9.   Undertakings.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 1, 1999.

                                               PITTWAY CORPORATION

                                            BY /s/  Paul R. Gauvreau
                                                 Paul R. Gauvreau
                                                Financial Vice President,
                                                Treasurer and Chief
                                                Financial Officer

Each person whose signature appears below hereby authorizes King Harris, Edward J. Schwartz, Paul R. Gauvreau and James F. Vondrak or any of them, with full power of substitution, to execute in his name and on his behalf, and to file, any amendments (including, without limitation, post-effective amendments) to this registration statement necessary or advisable in the opinion of any of them to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in respect thereof, which amendments may make such other changes in this registration statement as any of them deems advisable.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 1st day of February, 1999:


/s/ Neison Harris                       /s/ Anthony Downs
Neison Harris, Director and             Anthony Downs, Director
Chairman of the Board


/s/ King Harris                         /s/ Leo A. Guthart
King Harris, Director, President        Leo A. Guthart, Director
and Chief Executive Officer


/s/ Paul R. Gauvreau                    /s/ Irving B. Harris
Paul R. Gauvreau, Principal             Irving B. Harris, Director
Financial and Accounting Officer


/s/ Eugene L. Barnett
Eugene L. Barnett, Director


/s/ Fred Conforti                       /s/ Jerome Kahn, Jr.
Fred Conforti, Director                 Jerome Kahn, Jr., Director


/s/ E. David Coolidge III               /s/ John W. McCarter, Jr.
E. David Coolidge III, Director         John W. McCarter, Jr., Director

                            INDEX TO EXHIBITS

                                                            Sequentially
Exhibit                                                     Numbered Page


4     Pittway Corporation 1990 Stock Award Plan as amended
      May 7, 1998.                                                   9-16

5     Opinion of Kirkland & Ellis.                                     17

23.1  Consent of Kirkland & Ellis (included in Exhibit 5).             17

23.2  Consent of PricewaterhouseCoopers LLP.                           18

24    Powers of Attorney (included on the Signatures page hereof).      7